UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013 (October 27, 2013)

Investors Capital Holdings, Ltd.
(Exact name of Registrant as specified in its charter)

Delaware	333-43664	04-3284631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Kimball Lane, Suite 150
Lynnfield, MA 01940
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 949-1422

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 27, 2013, Investors Capital Holdings, Ltd., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, RCS Capital Corporation., a Delaware corporation (“RCAP”), and Zoe Acquisition, LLC, a newly formed wholly-owned subsidiary of RCAP (“Merger Sub”).  Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly-owned subsidiary of RCAP.

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the retail direct investment industry.  RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA-registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC-registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business.  None of RCAP or its subsidiaries has a material relationship with the Company.

The Merger Agreement provides that, at the effective time of the Merger, each issued and outstanding share of common stock of the Company, par value $0.01 per share (“ICH Common Stock”),will, at the holder’s election and subject to the limitation described below, be converted into the right to receive either cash or shares of Class A common stock of RCAP.  Holders of ICH Common Stock who elect to receive cash will receive $7.25 per share of ICH Common Stock.  Holders of ICH Common Stock who elect to receive shares of RCAP’s Class A common stock will receive a number of such shares equal to the quotient of $7.25 divided by the volume weighted average trading price of a share of RCAP’s Class A common stock for the five consecutive trading days immediately preceding the closing of the Merger. Holders who fail to make an election will automatically receive shares of RCAP’s Class A common stock.  The Merger Agreement provides that the portion of the total cash consideration paid in the Merger may not exceed 60% of the total merger consideration, with a pro-rata adjustment if cash elections are made with respect to a number of shares of ICH Common Stock that would otherwise cause the cash consideration payable in the Merger to exceed such 60% threshold.  Based on the issued and outstanding shares of ICH Common Stock and shares of ICH Common Stock issuable upon exercise of outstanding stock options as of October 25, 2013, the aggregate merger consideration payable in the Merger is approximately $52.5 million.

In connection with the Merger, all restricted shares of ICH Common Stock will become fully vested as of immediately prior to the effective time of the Merger and entitle the holder thereof to the merger consideration in accordance with the terms and conditions of the Merger Agreement.

Shares of ICH Common Stock that are owned by the Company (as treasury stock) or RCAP or any of their subsidiaries, in each case, will be automatically cancelled, cease to exist as of the effective time of the Merger and will not be entitled to receive any merger consideration.

A special committee (the “Special Committee”) consisting solely of the independent members of the Company’s board of directors (the “Board”) unanimously recommended that the Board approve the Merger Agreement and the transactions contemplated therein, including the Merger, and that the Company’s stockholders vote for the adoption of the Merger Agreement. Based on the Special Committee’s recommendation, the Board has unanimously approved  the Merger Agreement and the transactions contemplated therein, has agreed to submit the Merger Agreement to a vote of the Company’s stockholders and has recommended that the Company’s stockholders adopt the Merger Agreement.

The Merger Agreement has been approved by the executive committee of the board of directors of RCAP, the board of directors of RCAP and RCAP as the sole member of Merger Sub.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting that will be held on a date to be announced.

The Company has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, or recommend or enter into any alternative business combinations.  However, the Board may, subject to certain conditions (including RCAP’s right to match any competing proposal), withdraw its recommendation in favor of adoption of the Merger Agreement, terminate the Merger Agreement and enter into an alternative business combination agreement if (i) in connection with the Company’s receipt of an unsolicited alternative proposal, the Board determines in good faith after consultation with its legal and financial advisors that such proposal constitutes a “superior proposal” and failure to effect such a withdrawal of recommendation would be inconsistent with its fiduciary duties and (ii) concurrently with such termination, the Company pays to RCAP a termination fee in the amount of $2,500,000 and expenses in the amount of $500,000.  The Merger Agreement contains certain additional termination rights for the Company and RCAP and further provides that, upon termination of the Merger Agreement by the Company or RCAP under certain of those circumstances, the Company is required to pay to RCAP a termination fee and/or expenses in the amounts described above.

The Company and RCAP have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the Merger.

The completion of the Merger is subject to satisfaction or waiver of a number of conditions, including: (i) adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the holders of at least a majority of all outstanding shares of ICH Common Stock, (ii) approval for listing on the New York Stock Exchange of the RCAP Class A common stock to be issued in the Merger, (iii) there being no law or injunction prohibiting consummation of the Merger, (iv) the effectiveness of a registration statement on Form S-4 with respect to the RCAP Class A common stock to be issued pursuant to the Merger, (v) Financial Industry Regulatory Authority, Inc. (“FINRA”) approval to allow for certain changes in control of the Company’s FINRA-regulated broker-dealer businesses, (vi) the absence of a material adverse effect affecting the other party, (vii) subject to specified materiality standards, the accuracy of the representations and warranties of the other party and (viii) compliance by the other party in all material respects with its covenants.  In addition, RCAP’s obligation to close the Merger is subject to the conditions that the Company maintain certain agreed levels of gross dealer concessions, assets under administration and working capital.  The completion of the Merger is not conditioned on expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or receipt of any financing by RCAP.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company, RCAP or any of their respective subsidiaries or affiliates.  In particular, the Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates.  Except for their status as contractual documents that establish and govern the legal relations among the parties to the Merger Agreement described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed between the parties, including being qualified by disclosures between those parties.  The representations, warranties and covenants in the Merger Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts.  Furthermore, the representations, warranties and covenants may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  The assertions embodied in such representations, warranties and covenants are qualified by information contained in disclosure schedules to the Merger Agreement that the parties exchanged in connection with the execution of the Merger Agreement.  Accordingly, investors and security holders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances related to the Company, RCAP or any of their respective subsidiaries or affiliates, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.  Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in RCAP’s or the Company’s public disclosures.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Timothy Murphy, the Company’s President and Chief Executive Officer, entered into a voting agreement with RCAP (with respect to 448,258 shares of ICH Common Stock and options to purchase 150,000 shares of ICH Common Stock, representing approximately 6.3% of the Company’s outstanding common stock and, including the shares underlying options, 8.3% of the Company’s outstanding common stock on a fully diluted basis), pursuant to which Mr. Murphy, among other things, has agreed to vote his shares of ICH Common Stock in favor of the adoption of the Merger Agreement and against any alternative transaction (the “Voting Agreement”).  The Voting Agreement will automatically terminate if the Merger Agreement is terminated.  Mr. Murphy also has the option to terminate the Voting Agreement upon the execution of any amendment or waiver with respect to the Merger Agreement that results in any decrease in the consideration to be paid per share of ICH Common Stock.

The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, concurrently with the execution of the Merger Agreement, Mr. Murphy and certain other officers of the Company entered into employment agreements with the Company (as the surviving entity of the Merger) that will become effective upon the consummation of the Merger.

Item 8.01  Other Events.

Press Release

On October 28, 2013, the Company issued a press release announcing the execution of the Merger Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On October 28, 2013, RCAP issued a press release announcing the execution of the Merger Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company and the respective affiliates.  RCAP plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction and the registration with the SEC of the RCAP Class A common stock to be issued in the Merger, and the Company plans to mail to its stockholders a proxy statement/prospectus in connection with the proposed transaction, which will be included in and form part of part of RCAP’s Registration Statement on Form S-4 (the “Proxy Statement/Prospectus”).  THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT RCAP, THE COMPANY, THE TRANSACTION AND RELATED MATTERS.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND  PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY AND RCAP WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents relating to the proposed transaction filed with the SEC by the Company and RCAP through the website maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and such other documents by phone, e-mail or written request by contacting the investor relations department of the Company or RCAP as follows:

The Company:

John Cataldo, CCO and Counsel
Investors Capital Corporation
jcataldo@investorscapital.com
Phone: (781) 477-4822

RCAP:

Brian S. Block, CFO
RCS Capital Corporation
bblock@arlcap.com
Phone: (866) 904-2988

PARTICIPANTS IN THE SOLICITATION

The Company, RCAP and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from stockholders of the Company in respect of the proposed transactions contemplated by the Merger Agreement.  Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and its definitive proxy statement dated July 11, 2013, which are filed with the SEC. Information regarding RCAP’s directors and executive officers is contained in RCAP’s prospectus filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on June 6, 2013.  A more complete description regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction will be available in the Registration Statement and the Proxy Statement/Prospectus to be filed with the SEC.

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K (including information furnished, included or incorporated by reference herein) regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about RCAP or the Company’s management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks uncertainties and other factors.

All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements.  Risks, uncertainties and other factors include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the inability to obtain requisite regulatory approval of certain changes in control of the Company’s FINRA-regulated broker-dealer businesses; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, suppliers, employees, operating results and business generally; the inability to retain key personnel; unexpected costs or unexpected liabilities that may arise from the Merger, whether or not consummated; market volatility; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the Merger Agreement.  Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.  The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 27, 2013, by and among RCS Capital Corporation, Zoe Acquisition, LLC and Investors Capital Holdings, Ltd.

10.1	Voting Agreement, dated as of October 27, 2013, by and among RCS Capital Corporation, Zoe Acquisition, LLC and Timothy Murphy

99.1	Press Release issued by the Company on October 28, 2013

99.2	Press Release issued by RCAP on October 28, 2013

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013	Investors Capital Holdings, Ltd.

	By:	/s/ Timothy B. Murphy
		Name:	Timothy B. Murphy
		Title:	President and Chief Executive Officer